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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statements No. 33-16059, No. 33-12755, No. 33-55614, No. 33-80504, No. 33-3327 and No. 333-44180 of Sharper Image Corporation on Form S-8 of our report dated March 28, 2003, on the financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note L to the financial statements), incorporated by reference in this Annual Report on Form 10-K of Sharper Image Corporation for the year ended January 31, 2003, and of our report on the financial statement schedule, dated March 28, 2003, appearing in this Annual Report on Form 10-K of Sharper Image Corporation for the year ended January 31, 2003.

/s/ Deloitte & Touche LLP

San Francisco, California
April 28, 2003

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT